COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS



$189,834,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2006-4

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of October 1, 2006.


OCTOBER 31, 2006



                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------


STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.


This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.


The Information in this free writing prospectus is preliminary and is subject to completion or change.


The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.


This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.


SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

                               CONTACT INFORMATION
MBS Trading

Scott Eichel                                 Tel: (212) 272-5451
Sr. Managing Director                        eichel@bear.com

Chris Scott                                  Tel: (212) 272-5451
Sr. Managing Director                        cscott@bear.com

MBS Structuring

Lisa Marks                                   Tel: (212) 272-6420
Managing Director                            lmarks@bear.com

Thomas Durkin                                Tel: (212) 272-5451
Associate Director                           tdurkin@bear.com

MBS Banking

Jennifer Schneider                           Tel: (212) 272-7599
Managing Director                            jeschneider@bear.com

Robert Durden                                Tel: (212) 272-5714
Vice-President                               rdurden@bear.com

Mike Norden                                  Tel: (212) 272-7073
Analyst                                      mnorden@bear.com

Syndicate

Carol Fuller                                 Tel: (212) 272-4955
Senior Managing Director                     cfuller@bear.com

Angela Ward                                  Tel: (212) 272-4955
Associate Director                           adward@bear.com

Rating Agencies
S&P:              Frank Bruzese              Tel: (212) 438-1809
                                             Frank_bruzese@standardandpoors.com

Moodys:           Karen Ramallo              Tel: (212) 553-0370
                                             Karen.Ramallo@moodys.com

Fitch:            Marilyn Perez              Tel: (212) 908-0387
                                             Marilyn.Perez@fitchratings.com

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------


                                           CERTIFICATE INFORMATION TO 10% OPTIONAL CLEAN-UP CALL

---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
            CERTIFICATE         RATINGS         EXPECTED CE       PASS-THROUGH       EXPECTED    EXPECTED      CERTIFICATE
  CLASS       SIZE (1)      S&P/MOODYS/FITCH    LEVELS (1)            RATE           PRINCIPAL      WAL           TYPE
                                                                                      WINDOW      (YRS)
                                                                                       (MOS)
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   A-1       $115,366,000     AAA/Aaa/AAA         28.00%          LIBOR (2)(3)         1-28        1.003         Senior
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   A-2        $21,473,000     AAA/Aaa/AAA         28.00%          LIBOR (2)(3)         28-76       2.995         Senior
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   A-3         $8,953,000     AAA/Aaa/AAA         28.00%          LIBOR (2)(3)         76-76       6.297         Senior
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-1        $18,528,000      AA/Aa2/AA          18.85%          LIBOR (2)(4)         48-76       5.116       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-2         $4,354,000     AA-/Aa3/AA-         16.70%          LIBOR (2)(4)         46-76       4.658       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-3         $7,897,000        A/A2/A           12.80%          LIBOR (2)(4)         43-76       4.545       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-4         $3,645,000       A-/A3/A-          11.00%          LIBOR (2)(4)         41-76       4.464       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-5         $3,442,000    BBB+/Baa1/BBB+        9.30%          LIBOR (2)(4)         40-76       4.426       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-6         $2,835,000     BBB/Baa2/BBB         7.90%          LIBOR (2)(4)         40-76       4.395       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------
   M-7         $3,341,000     BBB-/NR/BBB-         6.25%          LIBOR (2)(4)          1-9        0.304       Subordinate
---------- --------------- ------------------- -------------- --------------------- ------------ ----------- ----------------

    NOTES:       - Prepayment Pricing Speed Assumption is 30% CPR
                 - Certificates will be priced to a 10% clean-up call
                 - Certificates are subject to a variance of +/- 10%

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

(2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

(3) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

(4) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to
        1.5 times its original value.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate and adjustable rate mortgage loans secured by first liens on residential mortgage properties as briefly described in the table below.

    - The mortgage loans are serviced by EMC Mortgage Corp (approximately 81.52%) and Wells Fargo Bank, National Association (approximately 18.48%).

    - As of the Cut-Off Date, no more than approximately 24% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 55% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 43 originators with approximately 32.11% originated by Wells Fargo, approximately 23.59% by Long Beach and approximately 22.44% originated by New Century Mortgage. No other originator contributed more than 5%.

    - The mortgage loans that were originated by Wells Fargo are generally loans with a delinquency history (approximately 85.62%), loans that did not meet investor guidelines (approximately 10.42%) and loans that had a documentation issue (approximately 3.95%).

    - The mortgage loans that were originated by New Century Mortgage are generally loans that did not meet investor guidelines (approximately 41.56%), loans with a delinquency history (approximately 57.54%) and loans that had a documentation issue (approximately 0.90%).

    - The mortgage loans that were originated by Long Beach are generally seasoned loans with a delinquency history (approximately 86.32%), loans that did not meet investor guidelines (approximately 13.03%) and loans that had a documentation issue (approximately 0.64%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on subprime underwriting guidelines.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                 COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

                        INDEX/          PRINCIPAL      SUB-     GROSS    WAM      AGE     OTERM    GROSS     CURR
     LOAN TYPE           TERM            BALANCE       POOL    WAC (%)  (MOS.)  (MOS.)   (MOS.)   MARGIN(%) CLTV(%)   FICO
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
   ARM/1st Lien      1YR TREASURY         $3,511,726     2.22    6.819     330       29      359     3.537    72.20     631
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
   ARM/1st Lien        6MO LIBOR        $154,378,545    97.78    8.218     356       15      370     5.548    88.04     546
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
                      TOTAL ARM:        $157,890,270    77.97    8.187     355       15      370     5.503    87.69     548
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
  Fixed/1st Lien        Balloon             $818,208     1.83    7.702     251       23      274     0.000    81.38     508
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
  Fixed/1st Lien      Full Amort         $43,780,469    98.17    7.849     322       20      342     0.000    81.74     577
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
                     TOTAL FIXED:        $44,598,677    22.03    7.846     321       20      341     0.000    81.73     576
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------
                   TOTAL PORTFOLIO:     $202,488,947   100.00    8.112     347       16      364     5.503    86.38     554
  ---------------- ------------------ --------------- -------- -------- ------- -------- -------- --------- -------- -------

               ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN
             CALCULATED USING INFORMATION AS OF OCTOBER 1, 2006 AND
               MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF
                    THE MORTGAGE POOL AS OF THE CUT-OFF DATE.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

SUMMARY OF TERMS

DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, National Association.
                                   EMC Mortgage Corporation and Wells Fargo

SERVICER:                          Bank, National Association.

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           JPMorgan Chase Bank, National Association

RATING AGENCIES:                   Moodys, Fitch Ratings & Standard & Poor's
                                   Ratings Group.

SWAP PROVIDER:                     TBD

CUT-OFF DATE:                      October 1, 2006

SETTLEMENT DATE:                   On or about November 8, 2006

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing November, 2006

OPTIONAL CALL:                     10% clean-up call

REGISTRATION:                      The Certificates will be available in book-
                                   entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in
                                   excess thereof.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Certificates generally may be purchased
                                   by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be 'mortgage
                                   related securities' for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984.

P&I ADVANCES:                      The servicer will be obligated to advance, or
                                   cause to be advanced, cash advanceswith
                                   respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                                   Trustee will be obligated to back-stop the servicer's obligation.

NET MORTGAGE RATE:                 On any mortgage loan, the then
                                   applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to 0.50%) and (2) the Master
                                   Servicing Rate (0.025%).

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

INTEREST PAYMENTS:                 On each Distribution Date holders of the
                                   Certificates will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid.


                                   The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.


                                   The trustee will calculate interest on the Certificates on an actual/360 basis.

PRINCIPAL PAYMENTS:                The Class M Certificates will not
                                   receive any principal payments until the Stepdown Date or during a Trigger Event.

                                   After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."

EARLY PRINCIPAL PAYMENT AMOUNT:    The Early Principal Payment Amount for any
                                   Distribution Date is the lesser of (a) the sum of certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date after taking into account distributions of principal made pursuant in "Principal Distributions" and clause (i) of "Net Monthly Excess Cashflow
                                   Distributions" and (b) 100% of the remaining
                                   Net Monthly Excess Cashflow after payment of clauses (i) through (x) of the Net Monthly
                                   Excess Cashflow Distributions.

AGGREGATE EARLY PRINCIPAL PAYMENT  The Aggregate Early Principal Payment
AMOUNT: Amount for any Distribution Date is the sum of all amounts of principal paid to the Class M-7 Certificates pursuant to
                                   (ix) of the Net Monthly Excess Cashflow
                                   Distributions on all prior Distribution
                                   Dates.

CREDIT ENHANCEMENT:                Subordination: Initially, [28.00]% for
                                   the Class A Certificates, [18.85]% for
                                   the Class M-1 Certificates, [16.70]% for the Class M-2 Certificates, [12.80]% for the Class M-3 Certificates, [11.00]% for the Class M-4 Certificates, [9.30]% for the Class M-5 Certificates, [7.90]% for the Class M-6 Certificates and [6.25]% for the Class M-7 Certificates.

                                   o  Overcollateralization ("OC")
                                        INITIAL (% Orig.)          [6.25]%
                                        OC TARGET (% Orig.)        [6.25]%
                                        OC FLOOR (% Orig.)         [0.50]%

                                   o   Excess spread, which will initially be
                                       equal to approximately [238] bps per
                                       annum (before losses), is expected to be available to cover losses and to build OC.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

INTEREST REMITTANCE AMOUNT:        With respect to any Distribution Date,
                                   that portion of the available
                                   distribution amount for that
                                   Distribution Date that represents
                                   interest received or advanced on the
                                   Mortgage Loans (net of Administrative
                                   Fees and any Net Swap Payment or Swap
                                   Termination Payment owed to the Swap
                                   Provider not resulting from an event of
                                   default or certain termination events
                                   with respect to the Swap Provider (a
                                   "Swap Provider Trigger Event")).

OVERCOLLATERALIZATION AMOUNT:      The Overcollateralization Amount with
                                   respect to any Distribution Date is the
                                   excess, if any, of (i) the aggregate
                                   principal balance of the Mortgage Loans
                                   as of the last day of the related Due
                                   Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate Certificate Principal
                                   Balance of the Class A Certificates and
                                   Class M Certificates, after taking into
                                   account the distributions of principal
                                   to be made on such Distribution Date.

OVERCOLLATERALIZATION              With respect to any Distribution Date,
TARGET AMOUNT:                     prior to the Stepdown Date, an amount
                                   equal to the sum of (a) approximately
                                   6.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off
                                   Date and (b) the Aggregate Early
                                   Principal Payment Amount. For any
                                   Distribution Date on or after the
                                   Stepdown Date provided a Trigger Event
                                   is not in effect, approximately the
                                   lesser of (a) the amount described in
                                   the preceding paragraph, and (b) the
                                   greater of (i) the excess of (x)
                                   approximately 15.80% of the aggregate
                                   outstanding principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) over (y) the aggregate
                                   certificate principal balance of the
                                   Class M-7 Certficates immediately prior
                                   to such Distribution Date, and (ii)
                                   approximately $1,012,445; provided,
                                   however, if a Trigger Event has occurred and is continuing on the related
                                   Distribution Date, the
                                   Overcollateralization Target Amount will be the same as the Overcollateralization
                                   Target Amount on the preceding
                                   Distribution Date (after taking into
                                   account any payments of principal made
                                   with respect to the Class M-7
                                   Certificates pursuant to the Excess
                                   Cashflow Distributions.

OVERCOLLATERALIZATION              With respect to any Distribution Date,
INCREASE AMOUNT:                   an amount equal to the lesser of (i)
                                   available excess cashflow from the
                                   Mortgage Loans available for payment of
                                   Overcollateralization Increase Amount
                                   and (ii) the excess, if any, of (x) the
                                   Overcollateralization Target Amount for
                                   that Distribution Date over (y) the
                                   Overcollateralization Amount for that
                                   Distribution Date.

OVERCOLLATERALIZATION              With respect to any Distribution Date
REDUCTION AMOUNT:                  for which the Excess
                                   Overcollateralization Amount is, or
                                   would be, after taking into account all
                                   other distributions to be made on that
                                   Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the Mortgage
                                   Loans for that Distribution Date.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

EXCESS OVERCOLLATERALIZATION       With respect to any Distribution Date,
AMOUNT:                            the excess, if any, of the
                                   Overcollateralization Amount over the
                                   Overcollateralization Target Amount.

STEPDOWN DATE:                     The later to occur of (x) the
                                   Distribution Date occurring in November
                                   2009 and (y) the first Distribution Date on which the Credit Enhancement
                                   Percentage for the Class A Certificates
                                   (calculated for this purpose only after
                                   taking into account distributions of
                                   principal on the Mortgage Loans, but
                                   prior to any distribution of the
                                   Principal Distribution Amounts to the
                                   holders of the Certificates then
                                   entitled to distributions of principal
                                   on such Distribution Date (after giving
                                   effect to scheduled payments of
                                   principal due during the related Due
                                   Period, to the extent received or
                                   advanced, and unscheduled collections of principal received during the related
                                   Prepayment Period, and after reduction
                                   for Realized Losses incurred during the
                                   related Due Period)) is greater than or
                                   equal to approximately 56.00%.

CREDIT ENHANCEMENT PERCENTAGE:     The Credit Enhancement Percentage for
                                   any Class of Certificates for any
                                   Distribution Date is the percentage
                                   obtained by dividing (x) the aggregate
                                   Certificate Principal Balance of the
                                   class or classes subordinate thereto
                                   (including the Class CE Certificates) by
                                   (y) the aggregate principal balance of
                                   the Mortgage Loans, calculated after
                                   taking into account distributions of
                                   principal on the Mortgage Loans and
                                   distribution of the Principal
                                   Distribution Amounts to the holders of
                                   the Certificates then entitled to
                                   distributions of principal on such
                                   Distribution Date.

                                    CLASS    INITIAL CE %        CE % ON/AFTER
                                                                STEPDOWN DATE
                                    A          [28.00]%            [56.00]%
                                    M-1        [18.85]%            [37.70]%
                                    M-2        [16.70]%            [33.40]%
                                    M-3        [12.80]%            [25.60]%
                                    M-4        [11.00]%            [22.00]%
                                    M-5         [9.30]%            [18.60]%
                                    M-6         [7.90]%            [15.80]%
                                    M-7         [6.25]%            [12.50]%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

TRIGGER EVENT:                     If either the Delinquency Test or the
                                   Cumulative Loss Test is violated.

DELINQUENCY TEST:                  The Delinquency Test is violated on any
                                   Distribution Date if the percentage
                                   obtained by dividing (x) the aggregate
                                   outstanding principal balance of
                                   Mortgage Loans delinquent 60 days or
                                   more (including Mortgage Loans that are
                                   in foreclosure, have been converted to
                                   REO Properties or are in bankruptcy) by
                                   (y) the aggregate outstanding principal
                                   balance of the Mortgage Loans, in each
                                   case, as of the last day of the previous calendar month, exceeds [18.00]% of the Credit Enhancement Percentage.

CUMULATIVE LOSS TEST:              The Cumulative Loss Test is violated on
                                   any Distribution Date if the aggregate
                                   amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the
                                   Mortgage Loans as of the Cut-off Date
                                   exceeds the applicable percentages set
                                   forth below with respect to such
                                   Distribution Date:

                                   DISTRIBUTION DATE OCCURRING IN             PERCENTAGE
                                   -----------------------------------------------------
                                   November 2009 through  October 2010        [4.90]%
                                   November 2010 through  October 2011        [7.30]%
                                   November 2011 through  October 2012        [9.25]%
                                   November 2012 and thereafter               [9.75]%

REALIZED LOSSES:                   Generally, any Realized Losses on the
                                   Mortgage Loans will be absorbed first by Excess Spread, second, by the
                                   Overcollateralization Amount, third, by the
                                   Class M Certificates in reverse numerical order and fourth, to the Class A
                                   Certificates, on a pro rata basis.

EXPENSE ADJUSTED MORTGAGE RATE:    The applicable mortgage rate (as
                                   adjusted for the actual number of days
                                   in the related Interest Accrual Period)
                                   on each Mortgage Loan as of the first
                                   day of the related Due Period minus the
                                   sum of the (i) Servicing Fee Rate and
                                   (ii) the Master Servicing Fee.

NET WAC RATE CAP:                  For any Distribution Date and the Class
                                   A and Class M Certificates is the
                                   weighted average of the Expense Adjusted
                                   Mortgage Rates of the Mortgage Loans as
                                   of the first day of the related due
                                   period, adjusted to an effective rate
                                   reflecting the accrual of interest on an actual/360 basis and further adjusted for any net swap payments and certain swap termination payments as described in the prospectus supplement.

PASS-THROUGH RATES:                The Pass-Through Rate with respect to
                                   each class of Class A Certificates and
                                   Class M Certificates will be the lesser
                                   of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month
                                   LIBOR plus the related Margin, and (y)
                                   the related Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

SWAP AGREEMENT:                    On the Closing Date, the Swap
                                   Administrator will enter into a Swap
                                   Agreement with an initial notional
                                   amount of approximately $202,448,946.
                                   Under the Swap Agreement, the Swap
                                   Administrator shall be obligated to pay
                                   to the Swap Provider an amount equal to
                                   [5.180]% (per annum) on the swap
                                   notional amount and the Swap
                                   Administrator will be entitled to
                                   receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the swap notional amount on each
                                   Distribution Date beginning on the 1st
                                   distribution date and through the 48th
                                   distribution date, accrued during each
                                   swap accrual period until the swap is
                                   retired. Only the net amount (the "Net
                                   Swap Payment") of the two obligations
                                   above will be paid by the appropriate
                                   party. To the extent that the Swap
                                   Administrator is obliged to make a Net
                                   Swap Payment on any Distribution Date,
                                   amounts otherwise available to
                                   certificate holders will be applied to
                                   make a net payment to the Swap
                                   Administrator in the same amount, for
                                   payment to the Swap Provider.

                                   Upon early termination of the Swap
                                   Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. IN THE EVENT THAT THE SWAP ADMINISTRATOR IS REQUIRED TO MAKE A SWAP TERMINATION PAYMENT, THE TRUST WILL BE REQUIRED TO MAKE A PAYMENT TO THE SWAP ADMINISTRATOR IN THE SAME AMOUNT, WHICH AMOUNT WILL BE PAID ON THE RELATED DISTRIBUTION DATE, AND ON ANY SUBSEQUENT DISTRIBUTION DATES UNTIL PAID IN FULL, PRIOR TO DISTRIBUTIONS TO
                                   CERTIFICATEHOLDERS (OTHER THAN A SWAP
                                   TERMINATION PAYMENT DUE TO A SWAP
                                   PROVIDER TRIGGER EVENT).

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

        Period   Notional Amount       Period   Notional Amount
           1     146,374,272.88          30     15,196,473.05
           2     140,184,488.88          31     14,548,614.28
           3     134,255,827.94          32     13,928,308.65
           4     128,577,296.06          33     11,744,703.05
           5     123,138,361.38          34     11,242,930.71
           6     117,928,934.73          35     10,762,505.88
           7     112,939,351.11          36     10,302,523.48
           8     108,160,351.83          37      9,862,116.64
           9     103,583,067.47          38      9,440,455.18
          10      99,199,001.53          39      9,036,744.02
          11      95,000,014.80          40      8,650,221.72
          12      90,978,310.35          41      8,280,159.01
          13      87,126,419.08          42      7,925,857.48
          14      83,437,197.36          43      7,586,648.33
          15      79,904,887.96          44      7,261,890.95
          16      76,524,690.60          45      6,950,971.92
          17      73,290,332.93          46      6,653,319.16
          18      70,194,005.49          47      6,368,240.77
          19      67,228,224.52          48      6,095,319.51
          20      64,387,528.10
          21      61,666,597.58
          22      59,060,430.88
          23      56,565,270.31
          24      19,734,533.76
          25      18,893,669.08
          26      18,088,500.07
          27      17,317,626.49
          28      16,579,639.07
          29      15,873,054.58

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------


INTEREST CARRY FORWARD AMOUNT:     For each class of Offered Certificates,
                                   and on any Distribution Date, the sum of
                                   (i) the excess of (A) the interest
                                   accrued during the related Interest
                                   Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover
                                   Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over
                                   (B) the amount actually distributed to
                                   such class with respect to interest on
                                   such prior Distribution Date and (ii)
                                   interest on such excess at the
                                   Pass-Through Rate for such class.

INTEREST DISTRIBUTION AMOUNT:      The Interest Distribution Amount for the
                                   Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest
                                   Accrual Period on the Certificate
                                   Principal Balance of that class
                                   immediately prior to the Distribution
                                   Date at the Pass-Through Rate for that
                                   class, in each case, reduced by any
                                   Prepayment Interest Shortfalls to the
                                   extent not covered by Compensating
                                   Interest payable by the Master Servicer
                                   and any shortfalls resulting from the
                                   application of the Relief Act.

SENIOR INTEREST DISTRIBUTION       The Senior Interest Distribution Amount
AMOUNT:                            for any Distribution Date and any Class
                                   A Certificates is equal to the Interest
                                   Distribution Amount for such
                                   Distribution Date for the related Class
                                   A Certificates and the Interest Carry
                                   Forward Amount, if any, for that
                                   Distribution Date for the related Class
                                   A Certificates.

BASIS RISK SHORTFALL CARRYOVER     With respect to any Distribution Date,
AMOUNT:                            and the Class A Certificates and Class M
                                   Certificates, the excess of (i) the
                                   amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Rate
                                   Cap, over (ii) the amount of interest
                                   such class of Certificates received on
                                   such Distribution Date if the
                                   Pass-Through Rate is limited to the
                                   related Net WAC Rate Cap, together with
                                   the unpaid portion of any such amounts
                                   from prior Distribution Dates (and
                                   accrued interest thereon at the then
                                   applicable Pass-Through Rate, without
                                   giving effect to the related Net WAC
                                   Rate Cap). The ratings on each Class of
                                   Certificates do not address the
                                   likelihood of the payment of any Basis
                                   Risk Shortfall Carryover Amount.

BASIS RISK SHORTFALL:              Because each Mortgage Loan has a
                                   mortgage rate that is either fixed or
                                   adjustable, and the adjustable-rate
                                   Mortgage Loans will adjust based on
                                   six-month LIBOR or one-year TREASURY
                                   after an initial fixed-rate period of
                                   six months, one, two, three, five or
                                   seven years following the date of
                                   origination, and the Pass-Through Rates
                                   on the Offered Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods
                                   (such shortfalls, "Basis Risk
                                   Shortfalls"). This may also occur if
                                   six-month LIBOR or one-year TREASURY
                                   rise quickly since the Mortgage Loan
                                   adjustments are constrained by certain
                                   interim caps. If Basis Risk Shortfalls
                                   occur, they will be carried forward as
                                   Basis Risk Shortfall Carryover Amounts
                                   and paid from Net Monthly Excess
                                   Cashflow on a subordinated basis on the
                                   same Distribution Date or in any
                                   subsequent Distribution Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

INTEREST PAYMENT PRIORITY:         On each Distribution Date, the Interest
                                   Remittance Amount will be distributed in the following order of priority:

                                   (i)   from the Interest Remittance
                                         Amount, to the holders of the
                                         Class A Certificates, the Senior
                                         Interest Distribution Amount
                                         allocable to such Certificates;.

                                   (ii)  from the remaining Interest
                                         Remittance Amount, to the holders
                                         of the Class M-1 Certificates, the
                                         Interest Distribution Amount for
                                         such Certificates;

                                   (iii) from the remaining Interest
                                         Remittance Amount, to the holders
                                         of the Class M-2 Certificates, the
                                         Interest Distribution Amount for
                                         such Certificates;

                                   (iv)  from the remaining Interest
                                         Remittance Amount, to the holders
                                         of the Class M-3 Certificates, the
                                         Interest Distribution Amount for
                                         such Certificates;

                                   (v)   from the remaining Interest
                                         Remittance Amount, to the holders
                                         of the Class M-4 Certificates, the
                                         Interest Distribution Amount for
                                         such Certificates;

                                   (vi)  from the remaining Interest
                                         Remittance Amount, to the holders
                                         of the Class M-5 Certificates, the
                                         Interest Distribution Amount for
                                         such Certificates;

                                   (vii) from the remaining Interest
                                         Remittance Amount, to the holders
                                         of the Class M-6 Certificates, the
                                         Interest Distribution Amount for
                                         such Certificates; and

                                   (viii) from the remaining Interest
                                          Remittance Amount, to the holders
                                          of the Class M-7 Certificates, the
                                          Interest Distribution Amount for
                                          such Certificates.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

PRINCIPAL PAYMENT PRIORITY:        On each Distribution Date (a) prior to
                                   the Stepdown Date or (b) on which a
                                   Trigger Event is in effect, the
                                   Principal Distribution Amounts shall be
                                   distributed as follows:

                                   (i)   the Principal Distribution Amount
                                         sequentially to the holders of the
                                         Class A Certificates, until the
                                         Certificate Principal Balance of
                                         each such class has been reduced
                                         to zero;

                                   (ii)  to the holders of the Class M-1
                                         Certificates, any Principal
                                         Distribution Amount remaining
                                         after the distributions described
                                         in (i) above, until the
                                         Certificate Principal Balance
                                         thereof has been reduced to zero;

                                   (iii) to the holders of the Class M-2
                                         Certificates, any Principal
                                         Distribution Amount remaining
                                         after the distributions described
                                         in (i) and (ii) above, until the
                                         Certificate Principal Balance
                                         thereof has been reduced to zero;

                                   (iv)  to the holders of the Class M-3
                                         Certificates, any Principal
                                         Distribution Amount remaining
                                         after the distributions described
                                         in (i), (ii) and (iii) above,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero;

                                   (v)   to the holders of the Class M-4
                                         Certificates, any Principal
                                         Distribution Amount remaining
                                         after the distributions described
                                         in (i), (ii), (iii) and (iv)
                                         above, until the Certificate
                                         Principal Balance thereof has been
                                         reduced to zero;

                                   (vi)  to the holders of the Class M-5
                                         Certificates, any Principal
                                         Distribution Amount remaining
                                         after the distributions described
                                         in (i), (ii), (iii), (iv) and (v)
                                         above, until the Certificate
                                         Principal Balance thereof has been
                                         reduced to zero;

                                   (vii) to the holders of the Class M-6
                                         Certificates, any Principal
                                         Distribution Amount remaining
                                         after the distributions described
                                         in (i), (ii), (iii), (iv), (v) and
                                         (vi) above, until the Certificate
                                         Principal Balance thereof has been
                                         reduced to zero; and

                                   (viii) to the holders of the Class M-7
                                          Certificates, any Principal
                                          Distribution Amount remaining
                                          after the distributions described
                                          in (i), (ii), (iii), (iv), (v),
                                          (vi) and (vii) above, until the
                                          Certificate Principal Balance
                                          thereof has been reduced to zero.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

PRINCIPAL PAYMENT PRIORITY:        On each Distribution Date (a) on or
                                   after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

                                   (i)   the Principal Distribution Amount
                                         sequentially to the holders of the
                                         Class A Certificates, to the
                                         extent of the Class A Principal
                                         Distribution Amount, until the
                                         Certificate Principal Balance of
                                         each such class has been reduced
                                         to zero;

                                   (ii)  to the holders of the Class M-1
                                         Certificates, the Class M-1
                                         Principal Distribution Amount,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero;

                                   (iii) to the holders of the Class M-2
                                         Certificates, the Class M-2
                                         Principal Distribution Amount,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero;

                                   (iv)  to the holders of the Class M-3
                                         Certificates, the Class M-3
                                         Principal Distribution Amount,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero;

                                   (v)   to the holders of the Class M-4
                                         Certificates, the Class M-4
                                         Principal Distribution Amount,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero;

                                   (vi)  to the holders of the Class M-5
                                         Certificates, the Class M-5
                                         Principal Distribution Amount,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero;

                                   (vii) to the holders of the Class M-6
                                         Certificates, the Class M-6
                                         Principal Distribution Amount,
                                         until the Certificate Principal
                                         Balance thereof has been reduced
                                         to zero; and

                                   (viii) to the holders of the Class M-7
                                          Certificates, the Class M-7
                                          Principal Distribution Amount,
                                          until the Certificate Principal
                                          Balance thereof has been reduced
                                          to zero.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

SWAP PAYMENTS:                     Funds payable under the swap agreement will
                                   be deposited into a reserve account (the
                                   "Derivative Account").

                                   Funds in the Swap Account that are
                                   payable to the Swap Provider will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

                                   1)    to the Swap Provider, any Net Swap
                                         Payment owed for such Distribution
                                         Date; and

                                   2)    to the Swap Provider, any Swap
                                         Termination Payment not due to a
                                         Swap Provider Trigger Event.

                                   Funds in the Swap Account that are
                                   payable to the trust will be distributed on each Distribution Date in the following order of priority:

                                   1)    to the holders of the Class A
                                         Certificates, on a pro rata basis, to
                                         pay accrued interest and any Interest
                                         Carry Forward Amount to the extent of
                                         the interest portion of any Realized
                                         Loss on the related Mortgage Loans, in
                                         each case to the extent unpaid from the
                                         Interest Remittance Amount;

                                   2)    to the holders of the Class M
                                         Certificates, sequentially, to pay
                                         accrued interest and any Interest Carry
                                         Forward Amount to the extent of the
                                         interest portion of any Realized Loss
                                         on the related Mortgage Loans, in each
                                         case to the extent unpaid from the
                                         Interest Remittance Amount;

                                   3)    to pay, first to the Class A
                                         Certificates on a pro rata basis, and
                                         second, sequentially to the Class M-1,
                                         Class M-2, Class M-3, Class M-4, Class
                                         M-5, Class M-6 and Class M-7
                                         Certificates, in that order, any Basis
                                         Risk Carryover Amounts for such
                                         Distribution Date;

                                   4)    to pay as principal to the Class A,
                                         Class M-1, Class M-2, Class M-3, Class
                                         M-4, Class M-5, Class M-6 and Class M-7
                                         Certificates to maintain the
                                         Overcollateralization Target Amount for
                                         such Distribution Date (to the extent
                                         the Overcollateralization Amount is
                                         reduced below the Overcollateralization
                                         Target Amount as a result of Realized
                                         Losses and to the extent not covered by
                                         Net Monthly Excess Cashflow)
                                         distributed in the same manner and
                                         priority as the Principal Distribution
                                         Amount; and

                                   5)    to the party named in the Pooling and
                                         Servicing Agreement, any remaining
                                         amounts.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

NET MONTHLY EXCESS CASHFLOW        With respect to any Distribution Date,
DISTRIBUTIONS:                     the available distribution amount
                                   remaining after distribution of the
                                   Interest Remittance Amount and the
                                   Principal Distribution Amount as
                                   described above ("Net Monthly Excess
                                   Cashflow") shall be distributed as
                                   follows to the extent not covered by
                                   amounts paid pursuant to the Swap
                                   Agreement (other than in the case of
                                   clause (i) below):
                                   (i)     to the holders of the class or
                                           classes of Certificates then
                                           entitled to receive
                                           distributions in respect of
                                           principal, in an amount
                                           equal to the
                                           Overcollateralization
                                           Increase Amount,
                                           distributable as part of
                                           the Principal Distribution
                                           Amount;
                                   (ii)    from Net Monthly Excess
                                           Cashflow attributable to
                                           the Interest Remittance
                                           Amount, to the holders of
                                           the Class A Certificates,
                                           in an amount equal to any
                                           Interest Carry Forward
                                           Amounts to the extent
                                           unpaid from the Interest
                                           Remittance Amount or
                                           amounts paid to the trust
                                           pursuant to the Swap
                                           Agreement.
                                   (iii)   from Net Monthly Excess
                                           Cashflow attributable to
                                           the Interest Remittance
                                           Amount, to the holders of
                                           the Class A Certificates,
                                           in an amount equal to the
                                           previously allocated
                                           Realized Loss Amounts;
                                   (iv)    to the holders of the Class
                                           M-1, Class M-2, Class M-3,
                                           Class M-4, Class M-5, Class
                                           M-6 and Class M-7
                                           Certificates, in that
                                           order, in an amount equal
                                           to the related Interest
                                           Carry Forward Amount
                                           allocable to such
                                           Certificates;
                                   (v)     to make payments to a
                                           reserve account, to the
                                           extent required to
                                           distribute to the holders
                                           of the Class A Certificates
                                           any Basis Risk Carryover
                                           Amounts for such classes
                                           (after taking into account
                                           amounts paid under the Swap
                                           Agreement);
                                   (vi)    to make payments to a
                                           reserve account, to the
                                           extent required to
                                           distribute to the holders
                                           of the Class M Certificates
                                           any Basis Risk Carryover
                                           Amounts for such classes
                                           (after taking into account
                                           amounts paid under the Swap
                                           Agreement);
                                   (vii)   to the holders of the Class
                                           A Certificates and Class M
                                           Certificates, in an amount
                                           equal to such certificates'
                                           allocated share of any
                                           Prepayment Interest
                                           Shortfalls and any
                                           shortfalls resulting from
                                           the application of the
                                           Relief Act, in each case,
                                           without interest accrued
                                           thereon;
                                   (viii)  to the Swap Provider, any
                                           Swap Termination Payment
                                           for such Distribution Date
                                           due to a Swap Provider
                                           Trigger Event;
                                   (ix)    to pay the Early Principal
                                           Payment Amount as principal
                                           on the Class M-7
                                           Certificates, until the
                                           certificate principal
                                           balance of such class is
                                           reduced to zero; and
                                   (x)     to the holders of the Class
                                           B-IO Certificates and Class
                                           R Certificates as provided
                                           in the Pooling and
                                           Servicing Agreement.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTION             The Principal Distribution Amount for
AMOUNT:                            any Distribution Date will be the sum of
                                   (i) the principal portion of all
                                   scheduled monthly payments on the
                                   Mortgage Loans due during the related
                                   Due Period, whether or not received on
                                   or prior to the related Determination
                                   Date; (ii) the principal portion of all
                                   proceeds received in respect of the
                                   repurchase of a Mortgage Loan (or, in
                                   the case of a substitution, certain
                                   amounts representing a principal
                                   adjustment) as required by the Pooling
                                   and Servicing Agreement during the
                                   related Prepayment Period; (iii) the
                                   principal portion of all other
                                   unscheduled collections, including
                                   insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related
                                   Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization Increase
                                   Amount for such Distribution Date MINUS
                                   (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider to the extent not paid on prior Distribution Dates from the Interest Remittance Amount on such Distribution Dates and (b) the amount of any Overcollateralization Reduction
                                   Amount for such Distribution Date
                                   allocated to the Principal Distribution
                                   Amount based on the amount of principal
                                   for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION     The Class A Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the aggregate Certificate
                                   Principal Balance of the Class A
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of
                                   (A) the product of (i) approximately
                                   44.00% and (ii) the aggregate principal
                                   balance of the Mortgage Loans as of the
                                   last day of the related Due Period
                                   (after giving effect to scheduled
                                   payments of principal due during the
                                   related Due Period, to the extent
                                   received or advanced, and unscheduled
                                   collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) minus approximately $1,012,445.

CLASS M-1 PRINCIPAL DISTRIBUTION   The Class M-1 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the sum of (i) the aggregate
                                   Certificate Principal Balance of the
                                   Class A Certificates (after taking into
                                   account the payment of the Class A
                                   Principal Distribution Amounts on such
                                   Distribution Date) and (ii) the
                                   Certificate Principal Balance of the
                                   Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.30% and (ii) the aggregate principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) and (B) the aggregate principal
                                   balance of the Mortgage Loans as of the
                                   last day of the related Due Period
                                   (after giving effect to scheduled
                                   payments of principal due during the
                                   related Due Period, to the extent
                                   received or advanced, and unscheduled
                                   collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,012,445.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

CLASS M-2 PRINCIPAL DISTRIBUTION   The Class M-2 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess of
                                   (x) the sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A and Class
                                   M-1 Principal Distribution Amounts on such
                                   Distribution Date) and (ii) the Certificate
                                   Principal Balance of the Class M-2
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.60% and
                                   (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,012,445.

CLASS M-3 PRINCIPAL DISTRIBUTION   The Class M-3 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the sum of (i) the aggregate
                                   Certificate Principal Balance of the
                                   Class A, Class M-1 and Class M-2
                                   Certificates (after taking into account
                                   the payment of the Class A, Class M-1
                                   and Class M-2 Principal Distribution
                                   Amounts on such Distribution Date) and
                                   (ii) the Certificate Principal Balance
                                   of the Class M-3 Certificates
                                   immediately prior to such Distribution
                                   Date over (y) the lesser of (A) the
                                   product of (i) approximately 74.40% and
                                   (ii) the aggregate principal balance of
                                   the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due
                                   Period, to the extent received or
                                   advanced, and unscheduled collections of principal received during the related
                                   Prepayment Period, and after reduction
                                   for Realized Losses incurred during the
                                   related Due Period) and (B) the
                                   aggregate principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) minus approximately $1,012,445.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

CLASS M-4 PRINCIPAL DISTRIBUTION   The Class M-4 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the sum of (i) the aggregate
                                   Certificate Principal Balance of the
                                   Class A, Class M-1, Class M-2 and Class
                                   M-3 Certificates (after taking into
                                   account the payment of the Class A,
                                   Class M-1, Class M-2 and Class M-3
                                   Principal Distribution Amounts on such
                                   Distribution Date) and (ii) the
                                   Certificate Principal Balance of the
                                   Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.00% and (ii) the aggregate principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) and (B) the aggregate principal
                                   balance of the Mortgage Loans as of the
                                   last day of the related Due Period
                                   (after giving effect to scheduled
                                   payments of principal due during the
                                   related Due Period, to the extent
                                   received or advanced, and unscheduled
                                   collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,012,445.

CLASS M-5 PRINCIPAL DISTRIBUTION   The Class M-5 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the sum of (i) the aggregate
                                   Certificate Principal Balance of the
                                   Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and
                                   Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the
                                   Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.40% and (ii) the aggregate principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) and (B) the aggregate principal
                                   balance of the Mortgage Loans as of the
                                   last day of the related Due Period
                                   (after giving effect to scheduled
                                   payments of principal due during the
                                   related Due Period, to the extent
                                   received or advanced, and unscheduled
                                   collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,012,445.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

CLASS M-6 PRINCIPAL DISTRIBUTION   The Class M-6 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the sum of (i) the aggregate
                                   Certificate Principal Balance of the
                                   Class A, Class M-1, Class M-2, Class
                                   M-3, Class M-4 and Class M-5
                                   Certificates (after taking into account
                                   the payment of the Class A, Class M-1,
                                   Class M-2, Class M-3, Class M-4 and
                                   Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the
                                   Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.20% and (ii) the aggregate principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) and (B) the aggregate principal
                                   balance of the Mortgage Loans as of the
                                   last day of the related Due Period
                                   (after giving effect to scheduled
                                   payments of principal due during the
                                   related Due Period, to the extent
                                   received or advanced, and unscheduled
                                   collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,012,445.

CLASS M-7 PRINCIPAL DISTRIBUTION   The Class M-7 Principal Distribution
AMOUNT:                            Amount is an amount equal to the excess
                                   of (x) the sum of (i) the aggregate
                                   Certificate Principal Balance of the
                                   Class A, Class M-1, Class M-2, Class
                                   M-3, Class M-4, Class M-5 and Class M-6
                                   Certificates (after taking into account
                                   the payment of the Class A, Class M-1,
                                   Class M-2, Class M-3, Class M-4, Class
                                   M-5 and Class M-6 Principal Distribution
                                   Amounts on such Distribution Date) and
                                   (ii) the Certificate Principal Balance
                                   of the Class M-7 Certificates
                                   immediately prior to such Distribution
                                   Date over (y) the lesser of (A) the
                                   product of (i) approximately 87.50% and
                                   (ii) the aggregate principal balance of
                                   the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due
                                   Period, to the extent received or
                                   advanced, and unscheduled collections of principal received during the related
                                   Prepayment Period, and after reduction
                                   for Realized Losses incurred during the
                                   related Due Period) and (B) the
                                   aggregate principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the related Due
                                   Period) minus approximately $1,012,445.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

                                SUBORDINATE CLASSES AVAILABLE FUNDS CAP
         DISTRIBUTION   AFC        AFC                 DISTRIBUTION   AFC        AFC
PERIOD   DATE           RATE(1)    RATE (2)   PERIOD   DATE           RATE(1)    RATE (2)
------   ----           -------    --------   ------   ----           -------    --------
    1    25-Nov-06      13.57      13.57       39      25-Jan-10       9.43       13.64
    2    25-Dec-06      7.73       18.21       40      25-Feb-10       9.43       13.79
    3    25-Jan-07      7.62       17.96       41      25-Mar-10       10.36      14.97
    4    25-Feb-07      7.62       17.83       42      25-Apr-10       9.43       13.76
    5    25-Mar-07      8.09       18.32       43      25-May-10       9.72       14.11
    6    25-Apr-07      7.74       17.83       44      25-Jun-10       9.43       13.72
    7    25-May-07      7.94       17.94       45      25-Jul-10       9.73       14.09
    8    25-Jun-07      7.93       17.80       46      25-Aug-10       9.43       13.73
    9    25-Jul-07      8.09       17.84       47      25-Sep-10       9.43       13.71
   10    25-Aug-07      8.04       17.68       48      25-Oct-10       9.73       14.05
   11    25-Sep-07      8.08       17.69       49      25-Nov-10       9.40       11.82
   12    25-Oct-07      8.27       17.83       50      25-Dec-10       9.71       12.21
   13    25-Nov-07      8.13       17.60       51      25-Jan-11       9.40       11.82
   14    25-Dec-07      8.44       17.88       52      25-Feb-11       9.41       11.91
   15    25-Jan-08      8.56       17.94       53      25-Mar-11       10.42      13.19
   16    25-Feb-08      8.88       18.20       54      25-Apr-11       9.41       11.92
   17    25-Mar-08      9.46       18.74       55      25-May-11       9.72       12.32
   18    25-Apr-08      9.09       18.27       56      25-Jun-11       9.41       11.92
   19    25-May-08      9.32       18.48       57      25-Jul-11       9.73       12.32
   20    25-Jun-08      9.13       18.29       58      25-Aug-11       9.41       11.94
   21    25-Jul-08      9.34       18.64       59      25-Sep-11       9.41       11.94
   22    25-Aug-08      9.30       18.49       60      25-Oct-11       9.73       12.34
   23    25-Sep-08      9.33       18.57       61      25-Nov-11       9.41       11.94
   24    25-Oct-08      9.50       13.68       62      25-Dec-11       9.73       12.34
   25    25-Nov-08      9.24       13.39       63      25-Jan-12       9.42       11.95
   26    25-Dec-08      9.54       13.80       64      25-Feb-12       9.42       11.95
   27    25-Jan-09      9.29       13.62       65      25-Mar-12       10.07      12.77
   28    25-Feb-09      9.37       13.84       66      25-Apr-12       9.42       11.95
   29    25-Mar-09      10.28      14.95       67      25-May-12       9.73       12.35
   30    25-Apr-09      9.38       13.84       68      25-Jun-12       9.42       11.95
   31    25-May-09      9.67       14.17       69      25-Jul-12       9.73       12.36
   32    25-Jun-09      9.40       13.84       70      25-Aug-12       9.42       11.96
   33    25-Jul-09      9.69       13.87       71      25-Sep-12       9.42       11.96
   34    25-Aug-09      9.42       13.70       72      25-Oct-12       9.74       12.36
   35    25-Sep-09      9.42       13.70       73      25-Nov-12       9.42       11.97
   36    25-Oct-09      9.70       14.05       74      25-Dec-12       9.74       12.37
   37    25-Nov-09      9.42       13.67       75      25-Jan-13       9.43       11.97
   38    25-Dec-09      9.71       14.01       76      25-Feb-13       9.43       11.98

         (1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.38% and 1-year Treasury at 4.70%, no losses and is run at the pricing speed to call.
         (2) Assumes the indices equal 20%, no losses and run at the pricing speed to call.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

                                  EXCESS SPREAD BEFORE LOSSES (BASIS POINTS)
         DISTRIBUTION                                  DISTRIBUTION
PERIOD   DATE           RATE(1)    RATE (2)   PERIOD   DATE           RATE(1)    RATE (2)
------   ----           -------    --------   ------   ----           -------    --------
    1    25-Nov-06      464        464         39      25-Jan-10       463        463
    2    25-Dec-06      238        238         40      25-Feb-10       447        449
    3    25-Jan-07      224        221         41      25-Mar-10       495        490
    4    25-Feb-07      227        222         42      25-Apr-10       450        452
    5    25-Mar-07      271        270         43      25-May-10       468        467
    6    25-Apr-07      244        244         44      25-Jun-10       452        454
    7    25-May-07      270        273         45      25-Jul-10       470        469
    8    25-Jun-07      270        276         46      25-Aug-10       455        457
    9    25-Jul-07      290        301         47      25-Sep-10       455        458
   10    25-Aug-07      285        300         48      25-Oct-10       472        471
   11    25-Sep-07      290        308         49      25-Nov-10       456        458
   12    25-Oct-07      312        323         50      25-Dec-10       473        474
   13    25-Nov-07      298        321         51      25-Jan-11       457        458
   14    25-Dec-07      331        341         52      25-Feb-11       458        460
   15    25-Jan-08      346        362         53      25-Mar-11       508        507
   16    25-Feb-08      380        394         54      25-Apr-11       458        459
   17    25-Mar-08      430        422         55      25-May-11       475        475
   18    25-Apr-08      404        414         56      25-Jun-11       458        459
   19    25-May-08      426        424         57      25-Jul-11       475        475
   20    25-Jun-08      412        419         58      25-Aug-11       459        460
   21    25-Jul-08      431        426         59      25-Sep-11       459        460
   22    25-Aug-08      433        436         60      25-Oct-11       476        476
   23    25-Sep-08      438        439         61      25-Nov-11       459        460
   24    25-Oct-08      457        460         62      25-Dec-11       476        477
   25    25-Nov-08      443        450         63      25-Jan-12       460        461
   26    25-Dec-08      464        465         64      25-Feb-12       460        462
   27    25-Jan-09      451        457         65      25-Mar-12       493        494
   28    25-Feb-09      462        465         66      25-Apr-12       460        462
   29    25-Mar-09      509        503         67      25-May-12       477        478
   30    25-Apr-09      467        469         68      25-Jun-12       461        463
   31    25-May-09      487        484         69      25-Jul-12       477        479
   32    25-Jun-09      474        475         70      25-Aug-12       461        463
   33    25-Jul-09      494        491         71      25-Sep-12       461        463
   34    25-Aug-09      482        482         72      25-Oct-12       478        479
   35    25-Sep-09      485        485         73      25-Nov-12       461        462
   36    25-Oct-09      504        499         74      25-Dec-12       478        478
   37    25-Nov-09      492        490         75      25-Jan-13       461        462
   38    25-Dec-09      493        489         76      25-Feb-13       461        463

         (1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.38% and 1-year Treasury at 4.70%, no losses and is run at the pricing speed to call.
         (2) Assumes all Indexes are run at forward rates, no losses and run at the pricing speed to call.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
     COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED
                  BASED ON INFORMATION AS OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                                 FIXED POOL             ADJUSTABLE POOL                TOTAL POOL
Expected Pool Balance                              $44,598,677                $157,890,270           $202,448,946.91
Average Balance                                       $114,356                    $172,936               $155,402.11
% Conforming Balances                                   90.03%                      83.87%                    85.23%
WA Gross WAC                                             7.846                       8.187                    8.112%
Range of Gross WAC                            5.500% - 16.000%             4.500% - 14.75%          4.500% - 16.000%
WA Net WAC (%)                                          7.383%                      7.704%                    7.633%
WAM (mos)                                                  321                         355                       347
WA Age (mos)                                                20                          15                        16
WA Orig. Term (mos)                                        341                         370                       364
Fixed Rate Balloon                                       1.83%                       0.00%                     0.40%
Fixed Rate Fully Amortizing                             98.17%                       0.00%                    21.62%
Adjustable Rate Balloon                                  0.00%                       9.06%                     7.07%
Adjustable Rate Fully Amortizing                         0.00%                      91.34%                    70.91%
 First Lien / Second Lien                      100.00% / 0.00%             100.00% / 0.00%           100.00% / 0.00%

CURRENT BALANCE
$0 - $49,999                                             7.51%                       1.76%                     3.02%
$50,000 - $99,999                                       18.85%                      11.05%                    12.77%
$100,000 - $149,999                                     19.74%                      16.22%                    16.99%
$150,000 - $199,999                                     12.92%                      13.98%                    13.75%
$200,000 - $249,999                                     12.43%                      11.23%                    11.50%
$250,000 - $299,999                                      9.12%                       9.82%                     9.67%
$300,000 - $349,999                                      8.57%                       9.10%                     8.98%
$350,000 - $399,999                                      2.56%                       7.84%                     6.68%
$400,000 - $449,999                                      2.91%                       5.15%                     4.66%
$450,000 - $499,999                                      1.08%                       3.29%                     2.80%
$500,000 - $549,999                                      1.24%                       2.64%                     2.06%
$550,000 - $599,999                                      3.06%                       1.79%                     1.67%
$600,000 - $649,999                                      7.51%                       1.19%                     0.93%
$650,000 and above                                      18.85%                       4.94%                     4.53%

INTEREST RATE
Up to 5.999%                                             5.59%                       4.80%                     4.98%
6.000% - 6.999%                                         28.50%                      18.76%                    20.90%
7.000% - 7.999%                                         31.57%                      27.64%                    28.51%
8.000% - 8.999%                                         19.26%                      22.69%                    21.94%
9.000% - 9.999%                                          7.26%                      14.62%                    13.00%
10.000% - 10.999%                                        3.17%                       7.31%                     6.40%
11.000% - 11.999%                                        2.23%                       2.75%                     2.64%
12.000% - 12.999%                                        1.54%                       1.08%                     1.18%
13.000% - 13.999%                                        0.60%                       0.22%                     0.30%
14.000% - 14.999%                                        0.16%                       0.12%                     0.13%
15.000% and above                                        0.12%                       4.80%                     0.03%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
     COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED
                  BASED ON INFORMATION AS OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                                FIXED POOL             ADJUSTABLE POOL                    TOTAL POOL
AGE (MONTHS)
0 - 12                                                 44.23%                      58.98%                        55.73%
13 - 24                                                35.71%                      32.73%                        33.39%
25 - 36                                                 5.54%                       3.14%                         3.67%
37 - 48                                                 8.29%                       3.15%                         4.28%
49 - 60                                                 0.39%                       0.67%                         0.09%
61 - 72                                                 0.19%                       0.30%                         0.56%
73 - 84                                                 0.95%                       0.06%                         0.44%
85 - 96                                                 0.52%                       0.96%                         0.17%
97 and Greater                                          4.18%                       0.00%                         1.67%

ORIGINAL TERM
1-15 Years                                              9.15%                       0.07%                         2.07%
16-30 Years                                            90.00%                      90.87%                        90.68%
+30 Years                                               0.85%                       9.06%                         7.25%

CREDIT SCORE
Weighted Average                                          576                         548                           554
Not Available                                           0.00%                       0.00%                         0.00%
Up to 549                                              44.89%                      58.19%                        55.26%
550 to 599                                             18.85%                      22.80%                        21.93%
600 to 649                                             15.67%                      11.24%                        12.22%
650 to 699                                             13.01%                       5.50%                         7.15%
700 to 749                                              6.64%                       1.74%                         2.82%
750 to 799                                              0.94%                       0.53%                         0.62%
800 and Greater                                         0.00%                       0.00%                         0.00%

 CURRENT LTV*
*LTV for second liens includes
Senior Lien Balance
 Weighted Average                                       78.40                       81.67                         80.96
 % LTV's > 80%                                         45.15%                      44.94%                        44.99%
 % of LTV's > 80% with MI                              15.80%                       8.22%                         9.89%

ORIGINAL LTV*
*LTV for second liens includes
Senior Lien Balance
Weighted Average                                       79.39%                      81.26%                        80.84%
Up to 10.00%                                            1.02%                       0.01%                         0.23%
10.01% - 20.00%                                         1.59%                       0.22%                         0.52%
20.01% - 30.00%                                         2.07%                       0.84%                         1.11%
30.01% - 40.00%                                         5.03%                       1.25%                         2.08%
40.01% - 50.00%                                        11.92%                      10.20%                        10.58%
50.01% - 60.00%                                        32.03%                      47.70%                        44.25%
60.01% - 70.00%                                        31.95%                      28.15%                        28.99%
70.01% - 80.00%                                        13.47%                      11.47%                        11.91%
80.01% - 90.00%                                         0.92%                       0.17%                         0.34%
90.01% - 100.00%                                        1.02%                       0.01%                         0.23%
100.01% and above                                       1.59%                       0.22%                         0.52%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
     COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED
                  BASED ON INFORMATION AS OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                                FIXED POOL              ADJUSTABLE POOL                   TOTAL POOL
OCCUPANCY STATUS
 Investor Property                                     10.76%                        6.30%                        7.28%
 Owner Occupied                                        82.48%                       91.25%                       89.32%
 Second Home                                            6.77%                        2.45%                        3.40%

LOAN PURPOSE
 Cash-Out Refi                                         50.46%                       44.90%                       46.12%
 Purchase                                              33.98%                       48.07%                       44.97%
 Rate/Term Refi                                        15.56%                        7.03%                        8.91%

INSURANCE
 Conventional w/oMI                                    81.63%                       91.18%                       89.07%
 Conventional w/MI                                     18.37%                        8.82%                       10.93%

GEOGRAPHIC CONCENTRATION
(> 5%)
                                                  (FL) 12.38%                  (CA) 19.03%                  (CA) 16.64%
                                                  (LA)  9.12%                  (FL)  9.61%                  (FL) 10.22%
                                                  (NY)  8.65%                  (TX)  5.60%                  (TX)  6.23%
                                                  (TX)  8.45%                                               (NY)  5.01%
                                                  (CA) 8.17%

PROPERTY TYPE
2-4 Family                                             10.90%                        5.86%                        6.97%
CO-OP                                                   0.00%                        0.00%                        0.00%
Condominium                                             4.72%                        5.08%                        5.00%
Manufactured Home                                       0.00%                        0.00%                        0.00%
PUD                                                    10.15%                       12.20%                        11.75
Single Family                                          74.23%                       76.36%                       75.89%
Townhouse                                               0.00%                        0.49%                        0.39%

INDEX
 Fixed Rate                                           100.00%                        0.00%                       22.03%
 1MO LIBOR ARM                                          0.00%                        0.00%                        0.00%
 1YR LIBOR ARM                                          0.00%                        0.00%                        0.00%
 1YR CMT ARM                                            0.00%                        2.22%                        1.73%
 6MO LIBOR ARM                                          0.00%                       97.78%                       76.24%
 MTA                                                    0.00%                        0.00%                        0.00%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                  ASSET-BACKED CERTIFICATES, SERIES 2006-4

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
     COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED
                  BASED ON INFORMATION AS OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------


LOAN CHARACTERISTIC                                FIXED POOL                   ADJUSTABLE                   TOTAL POOL
GROSS MARGIN
Weighted Average (Arms Only)                             ---%                       5.503%                        5.503
Fixed Rate Mortgage Loans                             100.00%                        0.00%                        22.03
Up to 2.999%                                             ---%                        4.25%                       22.03%
3.000% - 3.999%                                          ---%                        5.02%                        3.31%
4.000% - 4.999%                                          ---%                       32.39%                        3.91%
5.000% - 5.999%                                          ---%                       25.53%                       25.26%
6.000% - 6.999%                                          ---%                       24.23%                       19.91%
7.000% - 7.999%                                          ---%                        6.18%                       18.89%
8.000% and above                                         ---%                        2.40%                        4.82%

MAXIMUM INTEREST RATE
Weighted Average (Arms Only)                             ---%                      14.206%                       14.206
Fixed Rate Mortgage Loans                             100.00%                        0.00%                        22.03
Up to 11.999%                                            ---%                        4.64%                         3.62
12.000% - 12.999%                                        ---%                       16.96%                       13.23%
13.000% - 13.999%                                        ---%                       26.86%                       20.95%
14.000% - 14.999%                                        ---%                       23.87%                       18.61%
15.000% - 15.999%                                        ---%                       17.60%                       13.72%
16.000% - 16.999%                                        ---%                        7.49%                        5.84%
17.000% - 17.999%                                        ---%                        1.66%                        1.29%
18.000% - 18.999%                                        ---%                        0.74%                        0.58%
19.000% - 19.999%                                        ---%                        0.07%                        0.06%
20.000% and above                                        ---%                        0.10%                        0.08%

MONTHS TO NEXT RATE ADJUSTMENT
Weighted Average (Arms Only)                             ---%                           13                           13
Fixed Rate Mortgage Loans                             100.00%                        0.00%                        22.03
 1 -  3                                                  ---%                        7.80%                        6.08%
 4 -  7                                                  ---%                       12.46%                        9.72%
 8 - 11                                                  ---%                       15.28%                       11.91%
12 - 15                                                  ---%                       38.12%                       29.72%
16 - 19                                                  ---%                       11.37%                        8.87%
20 - 23                                                  ---%                        7.85%                        6.12%
24 - 43                                                  ---%                        5.41%                        4.21%
44 - 50                                                  ---%                        0.56%                        0.44%
51 and Greater                                           ---%                        1.16%                        0.90%

INTEREST ONLY
10YR IO                                                 3.55%                        0.92%                        1.50%
15YR IO                                                 0.00%                        0.00%                        0.00%
2YR IO                                                  0.00%                        3.19%                        2.49%
3YR IO                                                  0.00%                        0.73%                        0.57%
5YR IO                                                  1.08%                        6.07%                        4.97%
7YR IO                                                  0.00%                        0.29%                        0.22%
NONIO                                                  95.37%                       88.81%                       90.25%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                       26